Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(3)

(Form Type)

JBG SMITH PROPERTIES

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $.01 par value per share	Other	2,000,000	$14.80	$29,600,000	0.00014760	$4,368.96
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-
	Total Offering Amounts					$29,600,000		$4,368.96
	Total Fees Previously Paid							$0
	Total Fee Offsets							$4,368.96
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	JBG SMITH Properties	424(b)(3)	333-257542	June 30, 2021		$4,368.96	Equity	Common Shares of Beneficial Interest, $.01 par value per share	1,478,964	$47,134,582.68 (3)
Fee Offset Sources	JBG SMITH Properties	424(b)(3)	333-257542		June 30, 2021						$0 (3)
Fee Offset Sources	JBG SMITH Properties	424(b)(3)	333-226023		July 2, 2018						$9,046.17 (3)

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(r) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the common shares as reported by the New York Stock Exchange on June 21, 2024.

(3)	JBG SMITH Properties filed a prospectus supplement to Registration Statement No. 333-226023 on July 2, 2018 (the “2018 Prospectus Supplement”), which became effective upon filing, registering 2,000,000 common shares of beneficial interest, for a total registration fee of $9,046.17, the offering of which was terminated effective June 30, 2021. On June 30, 2021, JBG SMITH Properties filed a prospectus supplement to Registration Statement No. 333-257542 (the “2021 Prospectus Supplement”) registering 2,000,000 common shares of beneficial interest, for a total registration fee of $6,955, all of which was offset from the fee related to the unsold securities under the 2018 Prospectus Supplement. As of the date of this Registration Statement, 1,478,964 common shares of beneficial interest remain unsold under the 2021 Prospectus Supplement, the offering of which has been terminated. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $5,143.10, the amount of the fee attributable to the unsold securities under the 2021 Prospectus Supplement, is available. Of such fee credit, $4,368.96 is being used to offset this registration fee.